SCHEDULE 14A INFORMATION

                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
     Exchange Act of 1934
                       (Amendment No. ___)
     Filed by the Registrant  [ X ]
     Filed by a Party other than the Registrant   [    ]
     Check the appropriate box:
     [    ]    Preliminary Proxy Statement
     [    ]    Confidential, for Use of the Commission Only (as
     permitted by Rule 14a-6(e)(2))
     [    ]    Definitive Proxy Statement
     [ X ]     Definitive Additional Materials
     [    ]    Soliciting Material Pursuant to Section
     240.14a-11(c) or Section 240.14a-12

                       UNICOM CORPORATION

        (Name of Registrant as Specified in its Charter)

    (Name of Person Filing Proxy Statement if other than the
                           Registrant)
     Payment of Filing Fee (Check the appropriate box):
     [ X ]     No Fee required
     [    ]    Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11
          1) Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which
          transaction applies:
          3)   Per unit price or other underlying value of
               transaction computed pursuant to Exchange Act Rule
               0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total Fee paid:

     [    ]    Fee paid previously with preliminary materials.
     [    ]    Check box if any part of the fee is offset as
          provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

               Set forth below is the text of a letter sent to certain shareholders of Unicom who have not yet voted.

               The following communications contain certain
     "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results and the proposed merger involving PECO Energy Company and Unicom Corporation. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; failure of the PECO Energy Company or Unicom Corporation stockholders to approve the merger; the risk that the PECO Energy Company and Unicom Corporation businesses will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting PECO Energy Company's and Unicom's businesses generally. More detailed information about those factors is set forth in the joint proxy statement/prospectus regarding the proposed merger. Neither PECO Energy Company nor Unicom Corporation is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                   * * * * * * * * * * * * * *

               Investors and security holders are urged to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information because it contains important information. The joint proxy statement/prospectus has been filed with the Securities and Exchange Commission by Exelon Corporation. The joint proxy statement/prospectus was declared effective by the Commission on May 15, 2000. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by PECO Energy Company and Unicom Corporation with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from PECO Energy Company or from Unicom Corporation.


   June 9, 2000


  Dear Unicom Shareholder:

  By now, you should have received your proxy statement/prospectus and proxy card for the annual meeting, as well as a brochure further discussing the merger of Unicom Corporation with PECO Energy Company to form Exelon Corporation, which will be voted on at the annual meeting. We have not yet received your vote. Your immediate attention to this proposal is very important and I urge you to take advantage of your right to vote. YOUR FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. BECAUSE WE NEED APPROVAL BY TWO-THIRDS OF ALL OUTSTANDING UNICOM COMMON SHARES TO APPROVE THE MERGER, IT IS ESSENTIAL THAT ALL UNICOM SHAREHOLDERS VOTE RIGHT AWAY.

  Your Board of Directors has carefully reviewed the merger and recommends that you vote "FOR" the approval of the merger agreement and "FOR" all the other items on the agenda.


  If you have already voted, you do not need to do so again. However, if you have not yet voted, you may use the enclosed proxy card to vote, or you may vote by telephone or Internet as explained on the enclosed proxy card. Your Unicom shares will not be voted unless you either sign and return your proxy card or vote by telephone or Internet.

  I urge you to read the proxy statement/prospectus because it contains important information regarding the merger proposal. The proxy statement/prospectus is available for free at the Securities and Exchange Commission's web site at www.sec.gov or at Unicom's web site at www.ucm.com. If you have any questions about the merger or the other items to be voted on at the annual meeting, please call Morrow & Co., Inc., our proxy solicitor, at 1-800-566-9061.

  Sincerely,


  /s/ John P. McGarrity
  ------------------------
      John P. McGarrity
      Secretary